Exhibit 99.3
POWER OF ATTORNEY
Know all by these presents, that the undersigned hereby constitutes and appoints Andrew Evans signing singly, the true and lawful attorney-in-fact for Karinga Limited, a British Virgin Islands company (the “Company”) to:
(1) execute Schedules 13D and 13G and Forms 3, 4, and 5 and in accordance with Sections 13 and 16 of the Securities Exchange Act of 1934 and the rules thereunder;
(2) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Schedules 13D or 13G or Forms 3, 4, or 5, complete and execute any amendment or amendments thereto, and timely file such Schedules or Forms with the United States Securities and Exchange Commission and any stock exchange or similar authority; and
(3) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact’s discretion.
The undersigned hereby grants to such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact’s substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorney-in-fact, in serving in such capacities at the request of the undersigned is not, and nor is the Company, assuming any of the undersigned’s responsibilities to comply with Sections 13 and 16 of the Securities Exchange Act of 1934.
This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Schedules 13D and 13G and Forms 3, 4, and 5 with respect to the securities of Synthesis Energy Systems, Inc., unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 15th day of December, 2008.

KARINGA LIMITED

By: XYLO FINANCE LIMITED
Sole director, Karinga Limited

By: ANDREW EVANS & VICTORIA LORAINE
All of the Directors, Xylo Finance Limited

/s/ Andrew Evans
Andrew Evans,
Director, Xylo Finance Limited

/s/ Victoria Loraine
Victoria Loraine,
Director, Xylo Finance Limited